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                                                                EXHIBIT 99

                  FINANCIAL INVESTORS VARIABLE INSRUANCE TRUST

                                POWER OF ATTORNEY

We, the undersigned Trustees of Financial Investors Variable Insurance Trust ("FIVIT") hereby severally constitute and appoint Tane T. Tyler, Attorney-in-Fact, with full power of substitution, and with full power to sign for us and in our names in the following capacities: all Pre-Effective Amendments to any Registration Statement of the Trust; any and all subsequent Post-Effective Amendments to said Registration Statements; any Registration Statements on Form N-14; any supplements or other instruments in connection therewith; and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of any Federal or state regulatory agency. We hereby ratify and confirm all that said Attorney-in-Fact or her substitutes may do or cause to be done by virtue hereof.

WITNESS our hands on this 10th, day of April 2005.

/s/ W. Robert Alexander                                   /s/ Mary K. Anstine
-----------------------                                   -------------------
W. Robert Alexander                                       Mary K. Anstine
Trustee                                                   Trustee



/s/ Robert E. Lee                                         /s/ John R. Moran, Jr.
-----------------                                         ----------------------
Robert E. Lee                                             John R. Moran
Trustee                                                   Trustee